Exhibit 99.1

Inspire Veterinary Partners Announces up to $6.0 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

Virginia Beach, VA, (March 25, 2025) (ACCESSWIRE) - - Inspire Veterinary Partners, Inc. (Nasdaq: IVP) (“Inspire” or the “Company”), an owner and provider of pet health care services throughout the U.S., today announced it has entered into a securities purchase agreement with an investor to purchase 1,092,896 shares of its common stock (or a pre-funded warrant in lieu thereof), Series A warrants to purchase 1,092,896 shares of common stock and Series B warrants to purchase 1,092,896 shares of common stock, pursuant to a registered direct offering for aggregate gross proceeds of approximately $2.0 million before deducting fees and other estimated offering expenses (the "Offering"). The Series A warrants will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares underlying the warrants (the "Stockholder Approval Date") and will expire five years from the Stockholder Approval Date. The Series B warrants will be exercisable beginning on the Stockholder Approval Date and will expire 18 months from the Stockholder Approval Date. The purchase price for one share of common stock (or pre-funded warrants in lieu thereof) and accompanying two warrants is $1.83. Approximately $2.0 million will be funded in full upon the closing of the Offering, and up to an additional $4.0 million may be funded upon full cash exercise of the warrants. No assurance can be given that any of the warrants will be exercised. The offering is expected to close on or about March 26, 2025, subject to the satisfaction of customary closing conditions.

D. Boral Capital is acting as exclusive placement agent for the offering.

The Crone Law Group, PC is acting as legal counsel to Inspire Veterinary Partners, Inc. and Sichenzia Ross Ference Carmel LLP is acting as legal counsel to D. Boral Capital for the offering.

The common stock (or pre-funded warrants in lieu thereof), warrants and the shares of common stock underlying the warrants described above are being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-282355) that was declared effective by the Securities and Exchange Commission (the "SEC") on October 11, 2024. The offering of the shares of common stock (or pre-funded warrants in lieu thereof), warrants and the shares of common stock underlying the warrants in the registered direct offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov and may also be obtained, when available, by contacting D. Boral Capital at 590 Madison Ave 39th Floor, New York, New York 10022, by phone at (212) 970-5150 or e-mail at info@dboralcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inspire Veterinary Partners, Inc.

Inspire Veterinary Partners is an owner/operator of veterinary hospitals in the US. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

For more information, please visit: www.inspirevet.com.

Connect with Inspire Veterinary Partners, Inc.

Facebook

https://www.facebook.com/InspireVeterinaryPartners/

LinkedIn

https://www.linkedin.com/company/inspire-veterinary-partners/

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, statements by the Company relating to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the exercise of the warrants prior to their expiration dates, the intended use of proceeds from the offering, receipt of Stockholder Approval as well as risks and uncertainties related to the satisfaction of customary closing conditions related to anticipated acquisitions, or factors that result in changes to the Company's anticipated results of operations related to acquisitions. These and other risks and uncertainties are described more fully in the section captioned ”Risk Factors“ in the Company’s public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

General Inquires

Morgan Wood

Mwood@inspirevet.com

Source: Inspire Veterinary Partners, Inc.